Exhibit 2.1

                           STOCK ACQUISITION AGREEMENT

         Agreement dated as of the 11th day of May 2006 by and among, Ayre Holdings, Inc., a Delaware corporation, with an address at 648 Main Street, Agawam, MA 01001 ("Ayre"), Timothy A. Ayre ("Timothy"), Anthony Ayre ("Anthony") and Linda Hadden ("Linda", with , Timothy and Anthony collectively the "Ayre Shareholders"), the stockholders of HCI (as defined below) as set forth on Schedule "A" annexed hereto and made a part hereof (the "Stockholders Schedule") which stockholders hold all of the issued and outstanding shares of common stock of HCI, par value $.01 (the "HCI Common Stock") as of the date of this Agreement (the "Buyers"), and HC Innovations, Inc., a Delaware corporation, with an address at Six Corporate Drive, Suite 420, Shelton, Connecticut 06484 ("HCI").

                                   WITNESSETH

         WHEREAS, the HCI Shareholders and Ayre have determined that an acquisition by the HCI Shareholders of substantially all of the stock of Ayre, using HCI shares as consideration, is advisable and in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

         WHEREAS, the HCI Shareholders have proposed to acquire substantially all of the shares of common stock of Ayre in a transaction pursuant to the terms and subject to the conditions of this Agreement (the "Acquistion");

         WHEREAS, prior to the consummation of the Acquisition, Ayre shall have effected a reverse stock split whereby then current 793,000 issued and outstanding shares of common stock of Ayre shall be reverse split into 328,637 shares of common stock at the rate of .41442 ("Reverse Split").

         WHEREAS, as of the date hereof, Ayre has 105,000,000 shares of capital stock authorized, consisting of 100,000,000 shares of Common Stock, $.001 par value per share, of which 328,637 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, $.001 par value per share, of which none are issued and outstanding;

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         WHEREAS, upon consummation of the Acquisition, the shareholders of Ayre shall own an aggregate of 328,637 shares of common stock, representing one percent (1%) of the issued and outstanding shares;

         WHEREAS, Ayre's shares of Common Stock, $.001 par value, are quoted on the Pink Sheets under the symbol "AYHG.PK".

         WHEREAS, Timothy, Anthony and Linda own an aggregate of 184,037 shares of Ayre Common Stock, representing approximately 56% of the issued and outstanding shares.

         WHEREAS, in order to effectuate the Acquisition, the HCI Shareholders shall contribute all of the capital stock of HCI, or approximately 32,535,034 shares ("HCI Shares") to the capital of Ayre in exchange for the issuance to the HCI stockholders of 32,535,034 shares of Ayre ("Ayre Shares") or approximately 99% of the issued and outstanding shares upon consummation of the Acquisition;

         WHEREAS, Ayre's wholly-owned subsidiary, Ayre Investments, Inc., a registered broker-dealer ("AI") shall prior to consummation of the Acquisition, be completely divested from Ayre;

         WHEREAS, the obligation of the Parties to effect the Acquisition is subject to the conditions set forth in this Agreement;

         WHEREAS, the Parties intend that the Acquisition qualify as a tax free "reorganization" within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE");

         WHEREAS, The Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         WHEREAS, upon consummation of the Acquisition, HC Innovations, Inc. shall change its name to "HCI, Inc.";

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         WHEREAS,  upon  consummation of the Acquisition,  Ayre shall change its name to "HC Innovations, Inc." and shall request the assignment of a new symbol from the NASD;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

         IT IS AGREED:

         1. RECITALS. The parties hereby adopt as part of this Agreement each of the recitals which is contained in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital of inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to itself.

         2.       ACQUISITION.

                  Ai. Subject to, and consistent with, the provisions of this Agreement, the HCI Shareholders shall on the Closing Date (as defined herein) contribute all of their shares of HCI to the capital of Ayre.

                  ii. Each of the HCI shareholders shall on the Closing Date receive one (1) ("HCI Conversion Rate") Ayre Share for each share of HCI contributed to the capital of Ayre.

                  B.i. Upon the Closing Date, the HCI Shareholders shall appoint the directors to serve as the directors of Ayre, with each to hold office in accordance with the certificate of incorporation and by-laws, in each case until their respective successors are duly elected or appointed and qualified, and thereafter the directors of Ayre serving immediately prior to the Closing Date shall resign.

                  ii. Upon the Closing Date, the Board of Directors of Ayre appointed by the HCI Shareholders shall appoint the officers to serve as the officers of Ayre, each to hold office in accordance with the certificate of incorporation and by-laws, in each case until their respective successors are duly elected or appointed and qualified, and thereafter the officers of Ayre serving

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immediately prior to the Closing Date shall resign.

         3.       EXCHANGE OF SECURITIES.

                  A. On the Closing Date, subject to and pursuant to the terms and conditions of this Agreement, Ayre shall issue an aggregate of thirty two million five hundred thirty five thousand and thirty four (32,535,034) shares of common stock of Ayre (the "Ayre Common Stock") to the HCI Shareholders for their 32,535,034 shares of HCI Common Stock as set forth on the HCI Stockholder Schedule at the HCI Conversion Rate.

                  B. On the Closing Date, subject to and pursuant to the terms and conditions of this Agreement, Ayre shall issue an aggregate of three hundred twenty eight thousand six hundred thirty seven (328,637) shares of common stock of Ayre (the "Ayre Common Stock") to the shareholders of Ayre, as set forth on the Ayre Stockholder Schedule, for their 328,637 shares of Ayre Common Stock.

         4. CASH PAYMENT. Simultaneously with the Exchange of Securities as provided in Section 3 above, HCI shall pay to the Ayre Shareholders the sum of $175,000 in cash to be divided among them as directed by the Ayre Shareholders to HCI in writing.

         5. CLOSING DATE. The closing of this transaction (the "Closing") shall take place by the delivery of all required executed documents by the parties at the offices of Gersten Savage LLP, 600 Lexington Avenue, 9th Floor, New York, New York 10022, at 11:00 A.M on or about May 25, 2006 (the "Closing Date") provided that this Agreement has not been terminated pursuant to Article "15" of this Agreement by either party.

         6. AYRE SHAREHOLDERS REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the Ayre Shareholders represent, warrant and covenant to the HCI Shareholders as follows:

                  A. CORPORATE STATUS,

                      i. (a) Ayre is a corporation duly organized, validly existing and except as set

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forth on the disclosure  schedule which is annexed hereto and made a part hereof
(the "Ayre Disclosure Schedule"), in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, including the Commonwealth of Massachusetts, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

                      ii. Copies of (a) the Certificate of Incorporation of Ayre, and all amendments thereto, certified by the Secretary of State of the State of Delaware, (b) the By-Laws of Ayre, as amended, certified by the Secretary of Ayre, and (c) a good standing certificate for Ayre, issued by the Secretary of State of Delaware and the Commonwealth of Massachusetts as of a date not more than thirty (30) days prior to the date of this Agreement, is annexed hereto and made a part hereof as the following Exhibits: "A", "B" and "C" and are complete and correct as of the date of this Agreement.

                  B. CAPITALIZATION. Ayre's authorized capital stock consists of
(i) one hundred million (100,000,000) shares of Ayre Common Stock, $.001 par value per share, of which, approximately three hundred twenty eight thousand six hundred thirty seven (328,637) shares are issued and outstanding, all of which are, or will be prior to the Closing Date validly issued, fully paid and non-assessable and (ii) five million (5,000,000) shares of Preferred Stock, par value $.001 per share, in one or more series as determined by the Board of Directors. As of the date of this Agreement, there are no shares of Preferred Stock issued and outstanding. Except as set forth herein, Ayre has no option plans and there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of Ayre or any other equity security or security convertible into an equity security. Except as provided herein, there are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Ayre. Ayre has not granted any registration rights with respect to any series of Ayre stock outstanding. Upon issuance in accordance with the terms of this Agreement, the Ayre Common Stock will be validly issued, fully paid and non-assessable.

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                  C. AUTHORITY OF AYRE.  Ayre has the full  corporate  power and authority to execute, deliver, and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by Ayre of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by the Board of Directors of Ayre, and this Agreement is valid and binding upon Ayre and enforceable against Ayre in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of Ayre is annexed hereto and made a part hereof as Exhibit "D". No other corporate approvals are required for Ayre to execute, deliver and perform this Agreement.

                  D. COMPLIANCE WITH THE LAW AND OTHER INSTRUMENTS. Except as otherwise provided in this Agreement and in the Exhibits annexed hereto, the business and operations of Ayre have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect Ayre or its properties, assets, businesses or prospects.

                  E. ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and the issuance of the securities of Ayre, and the consummation by Ayre of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Ayre's Certificate of Incorporation or By-Laws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Ayre is a party to or by which any of its assets are bound, (iii) do not and shall not cause Ayre to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance

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upon, any property of Ayre.  Ayre has performed in all material  respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

                  F. FINANCIAL STATEMENTS. Ayre has provided HCI financial information, including copies of the balance sheets of Ayre at 2002, 2003, 2004 and 2005 and the related statements of operations and stockholders cash flows for the fiscal years ended 2005, 2004 and 2003, including the notes thereto and balance sheet of the 2005, as audited by Ayre's chartered accountants (all such statements being referred to collectively as the Financial Statements). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. These statements present fairly the financial position of Ayre as of the dates and for the periods indicated. The books of account and other financial records of Ayre have been maintained in accordance with good business practices. Ayre and the Ayre Shareholders are aware of no facts or circumstance, which adversely affects Ayre assets or affects the financial condition of Ayre. The Financial Statements of Ayre are annexed hereto and made a part hereof as Exhibit "F".

                  G. TAXES. Ayre has filed all United States federal, state, county, local and foreign, national, provincial and local returns and reports which were required to be filed on or prior to the Closing Date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, Taxes), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Ayre and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such

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returns reflect  judgments made by Ayre, as the case may be, such judgments were reasonable under the circumstances) and complete. No tax return or tax return liability of Ayre has been audited or, presently under audit. Ayre and the Ayre Shareholders have not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of Ayre and the Ayre Shareholders, threatened, against for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of Ayre, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of Ayre and in the Financial Statements. As of the Closing Date, there are (and immediately following the Closing Date there will be) no liens, pledges, charges claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, LIENS) on the assets of Ayre relating to or attributable to Taxes. As of the Closing Date, there will not be any contract, agreement, plan or arrangement,including but not limited to the provisions of this Agreement, covering any employee or former employee of Ayre. Neither Ayre nor the Ayre Shareholders have filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)4 of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owed by Ayre. Ayre is not a party to any tax sharing, indemnification or allocation agreement nor does it owe any amount under any such agreement. No adjustment relating to any Return filed by Ayre has been
proposed   formally  or   informally  by  any  tax  authority  to  Ayre  or  any
representative therof. Ayre has not participated (either as a distributing or controlled corporation) in any transaction described in Section 355 of the Code.

                  H. CONTRACTS. Annexed hereto and made a part hereof as Exhibit "G" is a true and complete schedule of all of Ayre's material contracts. Except as set forth on the Ayre

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Disclosure  Schedule,  all of the  contracts so listed have been entered into in the ordinary course of business and neither Ayre, the Ayre Shareholders nor any other party to any such contract is in default under any such contract.

                  I. LITIGATION. There are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Ayre or its properties, assets or businesses, or with respect to any matter arising out of the conduct of Ayre's business pending or to its knowledge threatened, by or against, any officer or director of Ayre in connection with its affairs, whether or not covered by insurance. Neither Ayre nor its officers, directors or the Ayre Shareholders are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, affecting Ayre. Ayre is not presently engaged in any legal action.

                  J. NO APPROVALS. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

                  K. BROKER. Ayre and the Ayre Shareholders represent that they have not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. Ayre and each of the Ayre Shareholders agree to indemnify and hold harmless the HCI Shareholders from and against any and all claims for brokerage commissions or finder's fees by any person, firm or corporation on the basis of any act or statement alleged to have been made by Ayre, the Ayre Shareholders or any of their affiliates or agents.

                  L. COMPLETE DISCLOSURE. No representation or warranty of Ayre or the Ayre Shareholders which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to the knowledge of Ayre or the Ayre Shareholders contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to

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the  business,  affairs,  operations,  conditions  (financial  or  otherwise) or prospects of Ayre which would materially adversely affect same which has not been disclosed to the HCI Shareholders in this Agreement.

                  M. NO DEFENSE. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the HCI Shareholders knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to the HCI Shareholders contained untrue statements.

                  N. NON-CONTRAVENTION. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of either Ayre under, (i) the Certificate or Articles of Incorporation or Bylaws of Ayre, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Ayre, their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Ayre, their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have either a Material Adverse Effect on Ayre or could not prevent, hinder or delay the ability of Ayre to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Ayre in connection with the execution and delivery of this Agreement by Ayre or the consummation by Ayre of the transactions contemplated hereby.

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                  O. NO UNDISCLOSED  LIABILITIES On the Closing Date,  there are no material liabilities or debts of Ayre of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

                  P. INDEBTEDNESS, CONTRACTS, NO DEFAULTS. Ayre has no instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which Ayre is a party.

         (a) Ayre is not in breach or in default under any contract, agreement, arrangement, commitment or plan to which Ayre is a party and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by Ayre or any other person or entity. Ayre has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party.

         (b) As of the date hereof and as of the Closing Date, Ayre is not a party to nor bound by:

         (i) any agreement of any nature including but not limited to: any employment or consulting agreement, contract or commitment, with any employee or individual consultation or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization; any agreement or plan, including, without limitation, any stock option plans, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, any agreement, contract or commitment containing any covenant limiting the freedom of Ayre to engage in any line of business or to compete with any person; any agreement, contract or commitment relating to capital expenditures and involving future payments; any agreement, contract or commitment

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relating to the  disposition  or  acquisition  of assets or any  interest in any business enterprise any dealer, distribution, joint marketing or development agreement; or any other agreement, contract or commitment.

         (ii)     any fidelity or surety bond or completion bond;

         (iii)    any lease of personal property;

         (iv)     any  mortgages,   indentures,   loans  or  credit  agreements,
security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

         (v)      any purchase  order or contract for the purchase of materials;
and

         (vi)     any construction contracts.

                  Q. REAL PROPERTY. Ayre does not own or lease any real property.

                  R. COMPANY STATUS. The Ayre Common Stock is quoted on the Pink Sheets under the symbol "AYHG.PK". Ayre has not received any notice from Pink Sheets or NASDAQ with respect to non-compliance with the rules or regulations that would affect the eligibility of the Common Stock from being quoted on the Pink Sheets.

                  S. POST CLOSING OBLIGATIONS. Following the consummation of the acquisition as contemplated herein, the Ayre Shareholders will provide reasonable cooperation and assistance to HCI with respect to any Securities and Exchange Commission investigation involving Ayre, whenever arising, or any other matter involving Ayre's activities prior to the Closing Date. Further, the Ayre Shareholders will provide reasonable assistance to HCI in connection with any filings required by the SEC as a result of the Acquisition. As consideration for providing the services described in this Section, HCI shall pay to the Ayre Shareholders on the Closing Date the sum of $175,000 to be divided among them as directed by the Ayre Shareholders to HCI in writing.

                  T. LOCK-UP. Each of the Ayre Shareholders agree that they shall not, without the prior written consent of HCI, offer, sell, assign, hypothecate, pledge, transfer of otherwise dispose

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of any of their  shares of Ayre common  stock  issued upon  consummation  of the
Acquisition for a period of twelve (12) months from the Closing Date. The form of Lock-Up Letter for each Ayre Shareholder is annexed hereto and made a part hereof as Exhibit "L".

                  7. HCI'S REPRESENTATIONS, WARRANTIES AND COVENANTS. HCI represents, warrants and covenants to Ayre as follows:

                  A. CORPORATE STATUS.

                      i. HCI is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

                       ii. Copies of (a) the Certificate of Incorporation of HCI, and all amendments thereto, certified by the Secretary of State of the State of Delaware, (b) the By-Laws of HCI, as amended, certified by the Secretary of HCI, and (c) a good standing certificate for HCI issued by the Secretary of the State of the State of Delaware as of a date not more than thirty (30) days prior to the date of this Agreement, are annexed hereto and made a part hereof, and are complete and correct as of the date of this Agreement.

                  B. CAPITALIZATION. There are 71,100,000 shares of capital stock of HCI authorized, consisting of 70,000,000 shares of common Stock, $0.01 par value per share, and 1,000,000 shares of preferred stock $0.01 par value per share. As at the date of this Agreement, there are: (a) 32,535,034 shares of common stock issued and outstanding and (b) no Preferred Shares issued and outstanding.

                  C. AUTHORITY OF HCI. HCI has the full corporate power and authority to execute, deliver, and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by HCI of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by the Board of Directors and the HCI Stockholders, and this Agreement are valid and binding upon HCI and enforceable against HCI in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). Certified resolutions of the Board of Directors of HCI and the HCI Stockholders are annexed hereto and made a part hereof as Exhibit "K".

                  D. COMPLIANCE WITH THE LAW AND OTHER INSTRUMENTS. Except as otherwise provided in this Agreement and in the Exhibits annexed hereto, the business and operations of HCI have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect HCI or its properties, assets, businesses or prospects.

                  E. ABSENCE OF  CONFLICTS.  The  execution and delivery of this
Agreement, the transfer of the securities of HCI, and the consummation by HCI of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of HCI's Certificate of Incorporation or By-Laws, (ii) do not and shall not result breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which HCI is a party to or by which any of its assets are bound, (iii) do not and shall not cause HCI to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of HCI. HCI has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

                  F. NO APPROVALS. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

                  G. COMPLETE DISCLOSURE. No representation or warranty of HCI which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to HCI's knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of HCI which would materially adversely affect same which has not been disclosed to Ayre in this Agreement.

         8.       THE  HCI   STOCKHOLDERS'   REPRESENTATIONS,   WARRANTIES   AND
COVENANTS. The HCI Stockholders represent, warrant and covenant to Ayre as follows:

                  A. OWNERSHIP. Each is the record, beneficial and equitable owner of the HCI Common Stock set forth next to his name on the Stockholders Schedule. Each holds his respective shares of HCI Common Stock free and clear of all liens, claims or encumbrances and each has the full right and authority to exchange his shares of HCI Common Stock for shares of Ayre Common Stock.

                  B. AYRE SHARES. The receipt by each of the HCI Stockholders of the Ayre Common Stock is for his own account, is for investment purposes only, and is not with a view to, nor for offer or sale in connection with, the distribution of the Ayre Common Stock. Each HCI Stockholder understands that the Ayre Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state and, therefore, cannot be sold unless it is subsequently registered under the Act and any applicable state securities laws or exemptions from registration thereunder are available. Each HCI Stockholder further understands that only Ayre can take action to register the Ayre Common Stock.

                  C. RESTRICTIVE LEGEND. Each HCI Stockholder understands the Ayre Common Stock shall bear the following restrictive legend:

                  "The Common Stock which is represented by this Certificate has not been registered under the Securities Act of 1933, as amended (the "Act'). These securities have been acquired for investment purposes only and not with a view to distribution or resale, and may not be sold, transferred, made subject to a security interest, pledged, hypothecated or otherwise disposed of unless and until registered under the Act, or on an opinion of counsel for the Company, that registration is not required under such Act."

          9.      MUTUAL COVENANTS OF THE PARTIES.

                  A. BEST EFFORTS. Each of the parties shall use its best efforts to perform or satisfy each covenant or condition to be performed or satisfied by each of them before and after the Closing Date.

                  B. NOTICE OF DEVELOPMENTS AND UPDATES. Each of the parties shall give prompt written notice pursuant to Paragraph "C" of Article "19" of this Agreement to the other parties hereto to of any act, event or occurrence which may cause or constitute a breach of any of its own representations and warranties or failure to fulfill any of its covenants, as applicable, in Article "6" , Article "7" and Article "8"of this Agreement.

                  C. NO PUBLIC ANNOUNCEMENT. None of the parties hereto shall, without the prior written approval of the other party make any press release or other public announcement or communicate with any customer, competitor or supplier of the other party concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall determine is required by law (which determination shall be made by such party based upon the advice of its counsel), in which event the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

                  D. TAX-FREE REORGANIZATION. The Parties intend that the transaction contemplated by this Agreement qualify as a Tax-free reorganization under Sections 351 of the Code, as amended, and the Parties will take the position for all purposes that the transaction shall qualify as a reorganization under such Section. In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the transaction to fail to qualify as a Tax-free

"reorganization" under Section 351 of the Code, whether or not otherwise permitted by the provisions of this Agreement.

         10. CONDUCT OF AYRE'S BUSINESS PRIOR TO THE CLOSING DATE. Between the date of this Agreement and the Closing Date, the Ayre Shareholders shall cause Ayre, and Ayre, shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of Ayre, and use its best efforts to (i) keep available to Ayre the services of Ayre's present officers and employees, (ii) maintain all of Ayre's properties in their present condition (ordinary wear and tear excepted), and (iii) maintain insurance policies with respect to Ayre's business and properties consistent with current practice. Except as set forth in the Ayre
Disclosure Schedule or as provided for in this Agreement, Ayre and the Ayre Shareholders shall not, without the prior written consent of HCI:

                  A. make any change in the Certificate of Incorporation or By-Laws of Ayre;


                  B. authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock;

                  C. conduct the business of Ayre in any manner other than in the ordinary course;

                  D. take any action or omit to do any act which would cause the representations or warranties of Ayre or the Ayre Shareholders contained herein to be untrue or incorrect in any material respect;

                  E. hire any employee other than in the ordinary course of business;

                  F. except for liabilities incurred and obligations under contracts entered into in the ordinary course of business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

                  G. declare or make any payment or distribution to its stockholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock;

                  H. mortgage, pledge or subject to lien, charge or any other encumbrance, any asset, whether tangible or intangible, of Ayre;

                  I. sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business unless any such successor assumes any and all outstanding liabilities;

                  J. commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

                  K. commit any other act or omit to do any other act which would have a material adverse effect upon the business, or financial condition of Ayre.

         11.      CONDITIONS OF CLOSING.

                  A. CONDITIONS TO AYRE AND THE AYRE SHAREHOLDERS OBLIGATION TO CLOSE. The obligations of Ayre and the Ayre Shareholders to close the transactions set forth in this Agreement shall be subject to the following conditions:

                      i. REPRESENTATIONS AND WARRANTIES OF HCI AND HCI SHAREHOLDERS TO BE TRUE. The representations and warranties of HCI and the HCI Shareholders set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement;

                      ii. PERFORMANCE OF OBLIGATIONS OF HCI AND THE HCI SHAREHOLDERS. HCI and the HCI Shareholders shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date;

                      iii. CONSENTS UNDER AGREEMENTS. HCI shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement.

                  B. CONDITIONS TO HCI AND THE HCI SHAREHOLDERS OBLIGATION TO CLOSE. The obligations of HCI and the HCI Shareholders to close the transactions set forth in this Agreement shall be subject to the following conditions:

                      i. REPRESENTATIONS AND WARRANTIES OF AYRE AND THE AYRE SHAREHOLDERS TO BE TRUE. The representations and warranties of Ayre and the Ayre Shareholders set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and Ayre and the Ayre Shareholders shall have delivered to HCI a certificate of Ayre in the form annexed hereto and made a part hereof as Exhibit "H", signed by the President of Ayre and dated the Closing Date to such effect;

                      ii.  PERFORMANCE  OF  OBLIGATIONS  OF AYRE  AND  THE  AYRE
SHAREHOLDERS. Ayre and the Ayre Shareholders shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and Ayre and the Ayre Shareholders shall have delivered to HCI a certificate of Ayre in the form annexed hereto as Exhibit "H", signed by the President of Ayre and dated the Closing Date to such effect;

                      iii. NO ADVERSE CHANGE. There shall not have occurred any material adverse change since the date of the Financial Statements and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of Ayre and Ayre and the Ayre Shareholders shall have delivered to HCI a certificate of Ayre in the form annexed hereto as Exhibit "H" signed by the President of Ayre and dated the Closing Date to such effect;

                      iv. STATUTORY REQUIREMENTS. Any statutory requirement for the valid consummation by Ayre of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by Ayre and the Ayre Shareholders of the transactions set forth in this Agreement and to permit the business presently carried on by HCI to continue unimpaired following the Closing Date, shall have been obtained and Ayre shall have delivered to HCI a certificate of Ayre in the form annexed hereto as Exhibit "H" signed by the President of Ayre and dated the Closing Date to such effect;

                      v. NO GOVERNMENTAL PROCEEDINGS. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and Ayre and the Ayre Shareholders shall have delivered to HCI a certificate of Ayre in the form annexed hereto as Exhibit "H", signed by the President of Ayre and dated the Closing Date to such effect;

                      vi. CONSENTS UNDER AGREEMENTS. Ayre and the Ayre Shareholders shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement and Ayre and the Ayre Shareholders shall have delivered to HCI a certificate of Ayre in the form annexed as Exhibit "H", signed by the President of Ayre and dated the Closing Date to such effect;

                      vii. GOOD STANDING CERTIFICATE. On the Closing Date, Ayre and the Ayre Shareholders shall provide good standing certificates for Ayre, as annexed hereto as Exhibit "C", issued by the Secretary of State of Delaware and the Commonwealth of Massachusetts complete and correct as of five (5) business days prior to the Closing Date;

                      viii DIVESTITURE OF AYRE INVESTMENTS, INC. Ayre Investments, Inc. has been completely divested from Ayre prior to the Closing Date and proof of the divestiture issued by NASDAQ shall be delivered to HCI and annexed hereto as Exhibit "K".

                      ix. REVERSE SPLIT. Prior to the consummation of the Acquisition, Ayre and the Ayre Shareholders shall have effectuated the Reverse Split such that the then current 793,000 Ayre Shares issued and outstanding were reversed split into 328,637 shares of AYRE Common Stock and Ayre and the Ayre Shareholders shall deliver to HCI proof of the Reverse Split in the form of (y) Board consent of the Reverse Split and (z) the Certificate of Amendment to the Certificate of Incorporation.

         12.      INTENTIONALLY DELETED.

         13.      DOCUMENTS,  CERTIFICATES,  ETC. TO BE DELIVERED AT CLOSING.

                  A. At the Closing, HCI shall deliver the following items:

                      i. the legal opinion of Gersten Savage LLP relative to due organization of HCI and authority of HCI to enter into this Agreement;

                      ii. the Cash Consideration which shall be wired on the Closing Date as per instructions provided by Ayre; and

                      iii. stock certificates representing shares of the HCI Shareholders.

                  B. At the Closing, Ayre and the Ayre Shareholders shall deliver the following items:

                      i. Stock Certificates representing all of the 328,637 issued and outstanding shares of common stock of Ayre;

                      ii. stock certificates for the HCI Stockholders and all of the shareholders of Ayre evidencing the Ayre shares to be issued to such stockholders;

                      iii. each of the Ayre Shareholders shall deliver to HCI duly executed Lock-Up letters in the form annexed hereto as Exhibit "L";

                      iv. the legal opinion of David Walczak,Esq. relative to due organization of Ayre, authority of Ayre to enter into this Agreement, and valid issuance of the Ayre Common Stock in accordance with the terms of this Agreement, in a form reasonably satisfactory to HCI and HCI's counsel in the form annexed hereto and made a part hereof as Exhibit "J";

                      v. the Ayre Certificate of Representations and Warranties signed by the President of Ayre in the form annexed hereto and made a part hereof as Exhibit "H";

                      vi. the resignations of the Board of Directors and officers of Ayre in the form annexed hereto and made a part hereof as Exhibit "I"; and

                      vii. evidence of the Reverse Split in the form annexed hereto and made a part hereof as Exhibit "M".

                  C. At the Closing, the HCI Stockholders shall deliver the certificates representing their respective shares of HCI Common Stock.

         14.      EQUITABLE RELIEF.

                  A. Ayre and the Ayre Shareholders acknowledge that HCI and the HCI Shareholders shall be irreparably damaged if this Agreement is not consummated. Therefore, in the event of any breach by Ayre or the Ayre Shareholders of this Agreement, HCI and the HCI Shareholders shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to: (i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which HCI and the HCI Shareholders may have for damages or otherwise.

                  B. HCI and the HCI Shareholders acknowledge that Ayre and the Ayre Shareholders shall be irreparably damaged if this Agreement is not consummated. Therefore, in the event of any breach by HCI or the HCI Shareholders of this Agreement, Ayre and the Ayre Shareholders shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to: (i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which Ayre and the Ayre Shareholders may have for damages or otherwise.

          15. METHOD OF TERMINATION. This Agreement may be terminated prior to the Closing Date, by any of the following methods:

                  A. mutual consent of the parties;

                  B. by written notice from either party (i) if within ten (10) business days after receipt of written notice that the Closing Date has passed, the Closing has not occurred; PROVIDED, HOWEVER, that if the Closing shall not have occurred on, or prior to, the Closing Date as a result of any action taken, or failure to act, by any governmental or regulatory authority including, but not limited to, the withholding of, or a delay in, any approval in connection with any aspect of the transactions contemplated hereby, then the Closing Date shall automatically be extended until a date which is a reasonable time subsequent to the date upon which such governmental or regulatory action is resolved which will allow the parties to complete the procedures required to consummate the transactions contemplated hereby; PROVIDED, FURTHER, HOWEVER, that the right to terminate this Agreement pursuant to this Paragraph "B" of this Article "15" of this Agreement shall not be available to any party whose failure to fulfill any obligation pursuant to this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

                  C. by HCI if there is a material breach of any representation or warranty set forth in Article "6" of this Agreement or any covenant or agreement to be complied with or performed by Ayre and the Ayre Shareholders pursuant to the terms of this Agreement, including, but not limited to, the covenants set forth in Article "9" of this Agreement, or the failure of a condition set forth in Article "11" of this Agreement to be satisfied (and such condition is not waived in writing by HCI) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article "11" of this Agreement to be satisfied on or prior to the Closing Date; or

                  D. by Ayre if there is a material breach of any representation or warranty set forth in Article "7" of this Agreement or any covenant or agreement to be complied with or performed by HCI pursuant to the terms of this Agreement, including, but not limited to, the covenants set forth in Article "9" of this Agreement, or the failure of a condition set forth in Article "11" of this Agreement to be satisfied (and such condition is not waived in writing by Ayre) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article "11" of this Agreement to be satisfied on or prior to the Closing Date.

         16. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to the provisions set forth in Article "l5" A or B of this Agreement, this Agreement shall become null and void and shall have no further effect, and no party shall have any liability with respect to this Agreement. If this Agreement is terminated pursuant to the provisions set forth in Article "15" C or D, then the non-breaching party shall be entitled to exercise all the rights and remedies provided in this Agreement and all rights and remedies available under applicable law or at equity.

         17. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All covenants, agreements, representations and warranties made in or in connection with this Agreement shall survive the Closing Date hereof, and shall continue in full force and effect for two (2) years after the Closing Date, it being understood and agreed that each of such covenants, agreements, representations and warranties is of the essence of this Agreement and the same shall be binding upon and shall inure to the benefit of the parties hereto, its successors and assigns.

         18.      INDEMNIFICATION.

         A. INDEMNIFICATION BY HCI. HCI shall indemnify, defend and hold harmless each persons who is now an officer, director or partner of Ayre and their respective heirs, legal representatives, successors and assigns (the "AYRE INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any breach of this Agreement by HCI or any subsidiary or affiliated thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or
(ii) any act, omission or conduct of any officer, director or agent of HCI or any subsidiary or affiliated thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith ("AYRE INDEMNIFIED LIABILITIES"). Any Ayre Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify HCI, but the failure so to notify shall not relieve HCI from any liability that it may have under this Section, except to the extent that such failure would materially prejudice HCI.

         B. INDEMNIFICATION BY AYRE, TIMOTHY AYRE, ANTHONY AYRE AND LINDA HADDEN. Timothy Ayre, Anthony Ayre and Linda Hadden shall indemnify, defend and hold harmless each of HCI and the HCI Shareholders, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of HCI, any subsidiary or affiliate thereof or an employee of HCI, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "HCI INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any breach of this Agreement by Ayre or any subsidiary or affiliate thereof or the Ayre Shareholders, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any act, omission or conduct of any officer, director or agent of Ayre or any subsidiary or affiliate thereof or the Ayre Shareholders prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith ("HCI INDEMNIFIED LIABILITIES"). Any HCI Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Ayre
Shareholders, but the failure so to notify shall not relieve the Ayre Shareholders from any liability that it may have under this Section, except to the extent that such failure would materially prejudice the Ayre Shareholders.

         C. SURVIVIAL OF INDEMNIFICATION. All rights to indemnification under this Section shall survive for a period of two (2) year from the Closing Date, and the termination of this Agreement. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each HCI Indemnified Party, each Ayre Indemnified Party, and his or her heirs and representatives. No Party shall enter into any settlement regarding the foregoing without prior approval of the Ayre Indemnified Party or the HCI Indemnified Party, as the case may be.

          19.     MISCELLANEOUS.

                  A. HEADINGS. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  B. ENFORCEABILITY. If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

                  C. NOTICES. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

          If to HCI:               HC Innovations, Inc.
                                   Six Corporate Drive, Suite 420
                                   Shelton, CT 06484
                                   Attention: Mr. Jeffrey L. Zwicker, CFO
                                   Facsimile No.: (203) 507-1634

          with a copy to:          Gersten Savage LLP
                                   600 Lexington Avenue, 9th Floor
                                   New York, New York 10022
                                   Attention: Jay Kaplowitz, Esq.
                                   Facsimile No.: (212) 980-5192

         If to Ayre:               Ayre Investments, Inc.
                                   648 Main Street
                                   Agawam, MA 01001
                                   Attention: Mr. Timothy Ayre, CFO
                                   Facsimile No.: (413) 821-8813
         with a copy to:           David Walczak, Esq.
                                   315 Soule Road
                                   Wilbraham, MA 01095

                                   Facsimile No.: (413) 599-4695

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph "C" of this Article "19" of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

                  D. GOVERNING LAW: DISPUTES. This Agreement shall in all respects be construed, governed, applied and enforced under the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of Delaware and made pursuant to the laws of the State of Delaware.

                  E. EXPENSES. Each party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the transactions set forth in this Agreement.

                  F. CONSTRUCTION. Each of the parties hereto hereby further acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the development of this Agreement and this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.

                  G. ENTIRE  AGREEMENT.  This  Agreement  and all  documents and instruments
refereed to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Paragraph "K" of this Article "19" of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Ayre or HCI makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other with respect to any one or more of the foregoing.

                  H. FURTHER ASSURANCES. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

                  I. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

                  J. NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

                  K. THIRD PARTY BENEFICIARIES. This Agreement and all documents and instruments referred to herein, except as provided in Article "3" of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  L. CONFIDENTIALITY.

         HCI and the HCI Shareholders, on the one hand, and Ayre and the Ayre Shareholders, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to this Agreement, which are designated by such Party as confidential (except for any information disclosed to the public pursuant to a press release authorized by the Parties) and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party's confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

                  M. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  N. EXHIBITS. All Exhibits and schedules annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

                  O. SEVERABILITY. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel and terminate this Agreement by giving written notice to the other party.

         [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                 AYRE HOLDINGS, INC.


                                 By: /s/ Timothy Ayre
                                     ----------------
                                     Timothy Ayre, Chief Financial Officer


                                 HC INNOVATIONS, INC.


                                 By: /s/ Jeffrey L. Zwicker
                                     ----------------------
                                     Jeffrey L. Zwicker, Chief Financial Officer


                                 AYRE SHAREHOLDERS

                                 /s/ Timothy Ayre
                                 ----------------
                                 Timothy Ayre

                                 /s/ Anthony Ayre
                                 ----------------
                                 Anthony Ayre

                                 /s/ Linda Hadden
                                 ----------------
                                 Linda Hadden



                                 HC INNOVATIONS SHAREHOLDERS:

                                    /s/
                                 --------------------------
                                 Print Name:

                           EXHIBIT AND SCHEDULE INDEX

Schedule A                 Current Stockholders of HCI

Schedule B                 Current Stockholders of Ayre

Exhibit A                  Certificate of Incorporation of Ayre

Exhibit B                  By-Laws of Ayre

Exhibit C                  Good Standing Certificates of Ayre

Exhibit D                  Resolutions of Board of Directors of Ayre

Exhibit E                  Share Ownership of Officers and Directors of Ayre

Exhibit F                  Financial Statement of Ayre

Exhibit G                  Material Contracts of Ayre

Exhibit H                  Officer's Certificate of Ayre

Exhibit I                  Resignation Letters of Ayre Directors and Officers

Exhibit J                  Opinion of Counsel for Ayre

Exhibit K                  Evidence of Divestiture of Ayre Investments, Inc.

Exhibit L                  Lock-Up Letter

Exhibit M                  Evidence of Reverse Stock Split

                            Ayre Disclosure Schedule

                                   SCHEDULE A

                           CURRENT STOCKHOLDERS OF HCI

                                   SCHEDULE B

                          CURRENT STOCKHOLDERS OF AYRE

                                    EXHIBIT A

                CERTIFICATES OF INCORPORATION OF AYRE, AS AMENDED

                                    EXHIBIT B

                                 BY-LAWS OF AYRE

                                    EXHIBIT C

                       GOOD STANDING CERTIFICATES OF AYRE

                                    EXHIBIT D

                    RESOLUTIONS OF BOARD OF DIRECTORS OF AYRE

                                    EXHIBIT E

                SHARE OWNERSHIP OF OFFICERS AND DIRECTORS OF AYRE

                                    EXHIBIT F
                          FINANCIAL STATEMENTS OF AYRE

                                    EXHIBIT G

                           MATERIAL CONTRACTS OF AYRE

                                    EXHIBIT H

                          OFFICER'S CERTIFICATE OF AYRE

                                    EXHIBIT I

            RESIGNATION LETTERS OF THE DIRECTORS AND OFFICERS OF AYRE

                                    EXHIBIT J

                          LEGAL OPINION OF AYRE COUNSEL

                                    EXHIBIT K

                EVIDENCE OF DIVESTITURE OF AYRE INVESTMENTS, INC.

                                    EXHIBIT L

                  FORM OF LOCK-UP LETTER FOR AYRE SHAREHOLDERS

                                    EXHIBIT M

                            EVIDENCE OF REVERSE SPLIT


                                     - 48 -